NPC International, Inc. Reports Fourth Quarter Results

Overland Park, Kansas, (March 27, 2015) - NPC International, Inc. (the “Company” or “NPC”), today reported results for its fourth fiscal quarter and fiscal year ended December 30, 2014. Fiscal 2014 contained 52 weeks and Fiscal 2013 contained 53 weeks causing the prior year results to benefit from one additional week of operations in the fourth quarter and full year compared to the current year’s results.

FOURTH QUARTER HIGHLIGHTS:

•	Pizza Hut comparable store sales decreased (3.5)% rolling over a decrease of (5.2)% last year.

•
Adjusted EBITDA (reconciliation attached) was $22.9MM; a decline of $12.3MM or 35% from the prior year partially due to the rollover of the additional fiscal week of operations in fiscal 2013, which we estimate increased Adjusted EBITDA by approximately $3.0MM in the prior year.

•	The Company generated a net loss of $0.1MM compared to net income of $5.8MM last year.

FULL YEAR RESULTS:

•	Pizza Hut comparable store sales decreased (3.7)% rolling over a decrease of (3.7)% last year.

•	Adjusted EBITDA (reconciliation attached) was $96.5MM; a decline of $35.8MM or 27% from the prior year partially due to the rollover of the additional fiscal week of operations in fiscal 2013.

•	Net income was $1.7MM, a decrease of $28.1MM from last year.

•	Cash balances were $12.1MM.

•	Our leverage ratio was 5.07X Consolidated EBITDA, net of allowable cash balances (as defined in our Credit Agreement).

NPC’s President and CEO Jim Schwartz said, “Our fourth quarter results were disappointing as sales remained soft and our margins were stressed by continued commodity pressure and significant restaurant level training investments in our Pizza Hut business in support of the brand’s new advertising platform and “Flavor of Now” brand positioning.

While we continue to see a significant increase in our digital business mix, the new positioning is not yet yielding the improved sales results that we were anticipating. We believe that the transition to the “Flavor of Now” positioning provides a diverse flavor platform that better connects with millennials and provides the brand a leveragable point of differentiation. However, there is much work to be done to bring more awareness of the “Flavor of Now” and we continue to work with the Pizza Hut leadership team to increase awareness and regain top-line momentum.

Fortunately, our Wendy’s business continues to deliver performance in line with our pre-acquisition expectations and currently represents nearly 20% of our top-line business on a pro-forma basis. We continue to be pleased with the assimilation and performance of the 56-unit acquisition we completed from a Wendy’s franchisee in North Carolina during the third quarter of 2014. We remain open to opportunistic acquisitions of additional Wendy’s units and the related diversification it provides our business.

Looking forward to our first quarter we are continuing to experience soft top-line results in our Pizza Hut business. However, we are realizing the benefit of a deflationary commodity environment and lower energy costs, which are mitigating the negative impact of continued soft top-line sales. Our Wendy’s business has continued to generate top-line sales growth during the first quarter and is experiencing expanded year-over-year margins. On a full year basis for 2015, we currently expect to realize commodity deflation in our Pizza Hut business of 3% to 5% which would provide some much needed relief. We are currently expecting manageable full year commodity inflation at Wendy’s of 2% to 3%.”

The Company is a wholly-owned subsidiary of NPC Restaurant Holdings, LLC ("Parent"), which has guaranteed the Company's 10.50% Senior Notes due 2020. As a result of its guaranty, Parent is required to file reports with the Securities and Exchange Commission which include consolidated financial statements of Parent and its subsidiaries (including the Company). Parent's only material asset is all of the stock of the Company. The annual financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations for Parent and the Company on a consolidated basis are set forth in Parent's Form 10-K for the fiscal year ended December 30, 2014 which can be accessed at www.sec.gov.

CONFERENCE CALL INFORMATION:

The Company’s fourth quarter earnings conference call will be held Monday, March 30, 2015 at 9:00 am CT (10:00 a.m. ET). In addition to a discussion of fourth quarter results, the call may also include discussion of Company developments, forward-looking information and other material information about business and financial matters. You can access this call by dialing 888-391-6937. The international number is 716-247-5763. The access code for the call is 97648877.

For those unable to participate live, a replay of the call will be available until April 6, 2015 by dialing 855-859-2056 or by dialing international at 404-537-3406. The access code for the replay is 97648877.

A replay of the call will also be available at the Company’s website at www.npcinternational.com.

NPC International, Inc. is the world’s largest Pizza Hut franchisee and currently operates 1,277 Pizza Hut units in 28 states and 143 Wendy’s units in 5 states.

For more complete information regarding the Company’s financial position and results of operations, investors are encouraged to review the Parent’s financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations, included in the Parent’s Form 10-K which can be accessed at www.sec.gov.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained in this news release that do not relate to historical or current facts constitute forward-looking statements. These include statements regarding our plans and expectations. Forward-looking statements are subject to inherent risks and uncertainties and there can be no assurance that such statements will prove to be correct. Actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including lower than anticipated consumer discretionary spending; deterioration in general economic conditions; competition in the quick service restaurant market; adverse changes in food, labor and other costs; price inflation or deflation; our ability to successfully complete acquisitions of additional restaurant units; and other factors. These risks and other risks are described in Parent’s filings with the Securities and Exchange Commission, including Parent's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained by contacting NPC or may be accessed at www.sec.gov. All forward-looking statements made in this news release are made as of the date hereof. NPC does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances. Investors are cautioned not to place undue reliance on any forward-looking statements.

NPC INTERNATIONAL, INC.
Consolidated Statements of Operations
(Dollars in thousands)
(Unaudited)

	13 Weeks Ended		14 Weeks Ended
	Dec. 30, 2014		Dec. 31, 2013

Net product sales (1)	$285,384	100.0%	$278,611	100.0%
Fees and other income (2)	12,755	4.5%	13,689	4.9%
Total sales	298,139	104.5%	292,300	104.9%
Pizza Hut comparable store sales (net product sales only)	(3.5)%		(5.2)%

Cost of sales (3)	88,356	31.0%	84,124	30.2%
Direct labor (4)	85,813	30.1%	77,851	27.9%
Other restaurant operating expenses (5)	95,833	33.6%	88,005	31.6%
General and administrative expenses (6)	16,140	5.7%	16,066	5.8%
Corporate depreciation and amortization of intangibles	5,192	1.8%	4,968	1.8%
Other	151	—%	409	0.1%
Total costs and expenses	291,485	102.2%	271,423	97.4%
Operating income	6,654	2.3%	20,877	7.5%
Interest expense (7)	10,553	3.7%	11,296	4.1%
(Loss) income before income taxes	(3,899)	(1.4)%	9,581	3.4%
Income taxes	(3,827)	(1.3)%	3,733	1.3%

Net (loss) income	$(72)	(0.1)%	$5,848	2.1%

Percentages are shown as a percent of net product sales.

Capital Expenditures	$15,560		$15,187
Cash Rent Expense	$16,664		$15,445

(1)
Net product sales increased 2.4% primarily due to the incremental sales from our Wendy’s units, which contributed $31.7MM, or 11.1% of additional net product sales during the quarter. This increase was partially offset by the rollover of the additional fiscal week of operations included in the prior year in addition to a 3.5% decline in Pizza Hut comparable store sales.

(2)	Fees and other income decreased 6.8% due to the rollover of the additional fiscal week of operations included in the prior year.

(3)
Cost of sales, as a percentage of net product sales, increased largely due to increased ingredient costs, primarily meats and cheese, ingredients used in training for the Flavor of Now roll-out, and higher food costs associated with our Wendy’s operations, partially offset by favorable product mix and promotional activity.

(4)
Direct labor, as a percentage of net product sales, increased due to sales deleveraging on Pizza Hut fixed and semi-fixed labor costs, higher workers compensation expense and labor training costs incurred in association with the Flavor of Now roll-out, partially offset by lower labor costs associated with our Wendy’s operations.

(5)
Other restaurant operating expenses, as a percentage of net product sales, increased due to sales deleveraging on Pizza Hut fixed costs, increased advertising costs, increased depreciation and increased insurance expense associated with adverse claims development. These increases were partially offset by lower operating expenses associated with our Wendy’s operations as compared to our Pizza Hut operations.

(6)
General and administrative expenses increased due to field personnel costs and credit card transaction fees attributable to the Wendy’s units acquired in the last half of 2013 and July 2014, partially offset by the rollover of the additional fiscal week of operations included in the prior year, and lower incentive compensation for our Pizza Hut operations.

(7)
Interest expense decreased largely due to the rollover of the additional fiscal week of operations included in the prior year in addition to a lower average borrowing rate from the refinancing completed in December 2013, which was partially offset by higher average borrowings used to fund the Wendy’s acquisition of 56 units in July 2014.

NPC INTERNATIONAL, INC.
Consolidated Statements of Operations
(Dollars in thousands)
(Unaudited)

	52 Weeks Ended		53 Weeks Ended
	Dec. 30, 2014		Dec. 31, 2013

Net product sales (1)	$1,128,215	100.0%	$1,042,033	100.0%
Fees and other income (2)	51,682	4.6%	51,999	5.0%
Total sales	1,179,897	104.6%	1,094,032	105.0%
Pizza Hut comparable store sales (net product sales only)	(3.7)%		(3.7)%

Cost of sales (3)	351,504	31.2%	306,909	29.5%
Direct labor (4)	334,670	29.7%	296,663	28.5%
Other restaurant operating expenses (5)	374,680	33.2%	330,572	31.7%
General and administrative expenses (6)	63,213	5.6%	60,224	5.8%
Corporate depreciation and amortization of intangibles	20,729	1.8%	18,588	1.8%
Other	774	0.1%	1,151	—%
Total costs and expenses	1,145,570	101.6%	1,014,107	97.3%
Operating income	34,327	3.0%	79,925	7.7%
Interest expense (7)	41,101	3.6%	42,016	4.0%
(Loss) income before income taxes	(6,774)	(0.6)%	37,909	3.7%
Income taxes	(8,446)	(0.7)%	8,167	0.8%

Net income	$1,672	0.1%	$29,742	2.9%

Percentages are shown as a percent of net product sales.

Capital Expenditures	$66,067		$51,031
Cash Rent Expense	$64,363		$55,982

(1)
Net product sales increased 8.3% primarily due to the incremental sales from our Wendy’s units, which contributed $134.4MM, or 11.9% of additional net product sales during the period in addition to a 1.8% increase in equivalent Pizza Hut units. These increases were partially offset by a 3.7% decline in Pizza Hut comparable store sales in addition to the rollover of the additional fiscal week of operations included in the prior year.

(2)	Fees and other income decreased 0.6% due to the rollover of the additional fiscal week of operations included in the prior year, partially offset by increased delivery transactions.

(3)	Cost of sales, as a percentage of net product sales, increased largely due to increased ingredient costs, primarily cheese and meat, and higher food costs associated with our Wendy’s operations.

(4)
Direct labor, as a percentage of net product sales, increased due to the deleveraging effect of negative comparable store sales on our Pizza Hut fixed and semi-fixed labor costs, higher workers compensation expense and an increase in delivery transaction mix, which was partially offset by lower labor costs associated with our Wendy’s operations.

(5)
Other restaurant operating expenses, as a percentage of net product sales, increased due to sales deleveraging on Pizza Hut fixed costs, higher depreciation, increased advertising expenses and higher insurance expense associated with adverse claims development, which was partially offset by lower operating expenses associated with our Wendy’s operations as compared to our Pizza Hut operations.

(6)
General and administrative expenses increased due to field personnel costs and credit card transaction fees attributable to the Wendy’s units acquired in the last half of 2013 and July 2014, partially offset by a decline in incentive compensation, the rollover of the additional fiscal week of operations included in the prior year and training expense for our Pizza Hut operations.

(7)
Interest expense decreased largely due to the rollover of the additional fiscal week of operations included in the prior year in addition to a lower average borrowing rate from the refinancing completed in December 2013, which was partially offset by higher average borrowings used to fund the Wendy’s acquisition of 56 units in July 2014.

Note: The explanations above are abbreviated disclosures. For complete disclosure see Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Parent's Form 10-K filed with the SEC.

NPC INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	December 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$12,063	$20,035
Other current assets	49,847	37,069
Total current assets	61,910	57,104

Facilities and equipment, net	198,122	169,950
Franchise rights, net	639,045	640,151
Other noncurrent assets	337,278	337,907
Total assets	$1,236,355	$1,205,112
Liabilities and Members' Equity
Current liabilities:
Other current liabilities	$102,983	$101,630
Current portion of debt	4,158	3,438
Total current liabilities	107,141	105,068

Long-term debt	591,263	561,687
Other noncurrent liabilities	270,926	273,144
Total liabilities	969,330	939,899
Members' equity	267,025	265,213
Total liabilities and members' equity	$1,236,355	$1,205,112

NPC INTERNATIONAL, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	52 Weeks Ended	53 Weeks Ended
	Dec. 30, 2014	Dec. 31, 2013

Operating activities
Net income	$1,672	$29,742
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	65,407	55,560
Amortization of debt issuance costs	3,896	3,458
Deferred income taxes	(5,876)	2,715
Other	105	870
Changes in assets and liabilities, excluding acquisitions:
Assets	(2,462)	137
Liabilities	7,736	5,282
Net cash provided by operating activities	70,478	97,764
Investing activities
Capital expenditures	(66,067)	(51,031)
Purchase of Wendy's business, net of cash acquired	(56,841)	(55,922)
Proceeds from sale-leaseback transactions	24,182	—
Purchase of assets for sale-leaseback	(1,736)	—
Proceeds from disposition of assets	3,144	545
Net cash used in investing activities	(97,318)	(106,408)
Financing activities
Net (payments) under revolving credit facility	(7,000)	7,000
Payments on term bank facilities	(2,704)	—
Issuance of debt	40,000	—
Debt issue costs	(693)	(967)
Other	140	—
Payment of accrued purchase price to sellers	(10,875)	(2,847)
Net cash provided by financing activities	18,868	3,186
Net change in cash and cash equivalents	(7,972)	(5,458)
Beginning cash and cash equivalents	20,035	25,493
Ending cash and cash equivalents	$12,063	$20,035

NPC INTERNATIONAL, INC.
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
(Unaudited)

	13 Weeks Ended	14 Weeks Ended	52 Weeks Ended	53 Weeks Ended
	Dec. 30, 2014	Dec. 31, 2013	Dec. 30, 2014	Dec. 31, 2013
Adjusted EBITDA:
Net (loss) income	$(72)	$5,848	$1,672	$29,742
Adjustments:
Interest expense	10,553	11,296	41,101	42,016
Income taxes	(3,827)	3,733	(8,446)	8,167
Depreciation and amortization	17,377	15,164	65,407	55,560
Transaction costs	18	96	828	363
Pre-opening expenses and other	643	860	1,622	2,224
Development incentives	(1,760)	(1,780)	(5,710)	(5,800)
Adjusted EBITDA (1)	$22,932	$35,217	$96,474	$132,272
Adjusted EBITDA Margin(2)	8.0%	12.6%	8.6%	12.7%

Free Cash Flow:
Net cash provided by operating activities	$12,753	$20,163	$70,478	$97,764
Adjustments:
Capital expenditures	(15,560)	(15,187)	(66,067)	(51,031)
Free Cash Flow (3)	$(2,807)	$4,976	$4,411	$46,733

Unit Count Activity

	52 Weeks Ended			53 Weeks Ended
	December 30, 2014			December 31, 2013
	Combined	Wendy's	Pizza Hut	Combined	Wendy's	Pizza Hut
Beginning of period	1,354	91	1,263	1,227	—	1,227
Acquired	56	56	—	92	91	1
Developed(4)	37	1	36	49	—	49
Closed(4)	(27)	(5)	(22)	(14)	—	(14)
End of period	1,420	143	1,277	1,354	91	1,263

Equivalent units (5)	1,378	116	1,262	1,259	19	1,240

(1) The Company defines Adjusted EBITDA as consolidated net (loss) income plus interest, income taxes, depreciation and amortization, pre-opening expenses and certain other items that are non-operational in nature. Management believes the elimination of these items, as well as income taxes and certain other items of a non-operational nature, as noted in the table above, give investors and management useful information to compare the performance of our core operations over different periods and to compare our operating performance with the performance of other companies that have different financing and capital structures or tax rates. Adjusted EBITDA is not a measure of financial performance under GAAP. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation from, or as a substitute for analysis of, the Company’s financial information reported under GAAP. Adjusted EBITDA, as defined above, may not be similar to EBITDA measures of other companies.
(2) Calculated as a percentage of net product sales.
(3) The Company defines Free Cash Flow as cash flows from operations less capital expenditures. Management believes that the free cash flow measure is important to investors to provide a measure of how much cash flow is available, after current changes in working capital and acquisition of property and equipment, to be used for working capital needs or for strategic opportunities, including servicing debt, making acquisitions, and making investments in the business. It should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures.
(4) For our Pizza Hut operations, 15 units and 7 units were relocated or rebuilt and are included in both the developed and closed total for the 52 and 53 weeks ended December 30, 2014 and December 31, 2013, respectively. For our Wendy’s operations, 1 unit was relocated and included in both the developed and closed total for the 52 weeks ended December 30, 2014.
(5) Equivalent units represent the number of units open at the beginning of a given period, adjusted for units opened, closed, acquired or sold during the period on a weighted average basis.

Contact: Troy D. Cook, Executive Vice President-Finance & Chief Financial Officer
913-327-3109
7300 W 129th St
Overland Park, KS 66213